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                                                                                                     EXHIBIT 5(d)
 -----
| AIG |  AMERICAN                                                                                 Annuity IRS Distributions Request
 -----     GENERAL                                                                     (Minimum Required Distribution/Substantially
                                                                                                            Equal Periodic Payment)

                                                                                               Complete and Return this request to:
American General Life Insurance Company                               Annuity Administration . P.O. Box 1401 Houston, TX 77251-1401
Member of American International Group, Inc.                 (800) 247-6584 . (713) 831-3701 fax . Hearing Impaired: (888) 436-5257
___________________________________________________________________________________________________________________________________
                         |
 [X] CONTRACT         1. |  CONTRACT NO.: _____________________________________ ANNUITANT: ________________________________________
     IDENTIFICATION      |
                         |  CONTRACT OWNER(S): ____________________________________________________________________________________
    COMPLETE SECTIONS    |
       1, (2 OR 3),      |  ADDRESS:          _____________________________________________________________________________________
       4, 5 AND 6        |  [_] Check here if
                         |      change of address _________________________________________________________________________________
                         |
                         |  S.S. NO. OR TAX I.D. NO.: ______________/_________/_______    TELEPHONE NUMBER: (____)_________________
_________________________|_________________________________________________________________________________________________________
                         |
[_] MINIMUM           2. |  A. I request that DISTRIBUTIONS be based on (choose one):
    REQUIRED             |  [_] Specified Amount Annually $________________________________ (customer responsible for satisfying
    DISTRIBUTION         |                                                                   the MRD requirement)
    ("MRD")              |  [_] Single Life - Annual Recalculation        [_] Joint Life- Annual Recalculation
    ELECTION             |                                                    (Not available if beneficiary is other than spouse)
    PURSUANT             |  [_] Single Life - No Annual Recalculation     [_] Joint Life - No Annual Recalculation
    TO IRC               |
    (S)401(a)(9).*       |  If Joint Life:Beneficiary Name _________________________________ Relationship to Owner _________________
(See below and reverse   |                Beneficiary Date of Birth ________________________ Beneficiary S. S. No. _________________
side for important tax   |                Beneficiary Address_______________________________________________________________________
     information)        |
   *For IRA/SEP only     |  B. First annual distribution to be processed on ________/________/_______ (Date must be between the 5th
     (If variable,       |                                                     MM       DD      YY     and 24th of the month and on
   Distributions will    |                                                                             or before April 1 of the
   be taken from the     |                                                                             calendar year the following
 divisions as they are   |                                                                             year you turn 70 1/2)
  currently allocated    |
    in the contract.)    |  C. If this contract was rolled over or transferred to AGL during this calendar year and you have NOT
                         |     taken current year's MRD, provide the 12/31/previous year account value: $_______________________
                         |
                         |  Only an owner and/or spouse beneficiary may elect to recalculate. A non-spouse beneficiary may not make
                         |  this election.
                         |
                         |  TAX PENALTIES. Failure to satisfy the MRD requirement may result in a 50% IRS penalty.
_________________________|_________________________________________________________________________________________________________
[_] SUBSTANTIALLY     3. |  This option is for the contract owner under age 59 1/2 who desires income without taking annuity
    EQUAL PERIODIC       |  payments from the policy, yet wants to avoid the IRS 10% penalty tax. This option must continue until
    PAYMENTS             |  age 59 1/2 or, if later, the passage of 5 years. Consult your tax advisor for additional information.
                         |  The IRS provides 3 methods of calculating the payments. AGL calculates these payments based on the Life
     (If variable,       |  Expectancy Method.
   Distributions will    |
   be taken from the     |  A.  I request that DISTRIBUTIONS be based on (choose one):
 divisions as they are   |  [_] Single Life - Annual Recalculation        [_] Joint Life - Annual Recalculation
 currently allocated in  |                                                    (Not available if beneficiary is other than spouse)
     the contract.)      |  [_] Single Life - No Annual Recalculation     [_] Joint Life - No Annual Recalculation
                         |
                         |  If Joint Life:Beneficiary Name __________________________________ Relationship to Owner ________________
                         |                Beneficiary Date of Birth _________________________ Beneficiary S. S. No. ________________
                         |                Beneficiary Address_______________________________________________________________________
                         |
                         |  B. First annual distribution to be processed on ________/________/_______. (Date must be between the 5th
                         |                                                     MM       DD      YY      and 24th of the month)
_________________________|_________________________________________________________________________________________________________
[X] METHOD OF         4. |  NOTE: If no method is indicated, check(s) will be mailed to the owner at the address of record.
    DISTRIBUTION         |
                         |  Check one: [_] Mail check to owner.     [_] Mail check to alternate address.
                         |             [_] Deposit funds directly to bank/firm.*
                         |
                         |  _______________________________________________________________________________________________________
                         |  INDIVIDUAL OR BANK/FIRM
                         |
                         |  __________________________________________________    _________________________________________________
                         |  ADDRESS                                               CITY/STATE/ZIP
                         |
                         |  _________________________________________________________________      Type of account: [_] Checking
                         |  IF BANK/FIRM, PROVIDE ACCOUNT NUMBER TO BE REFERENCED FOR DEPOSIT.                      [_] Savings
                         |
                         |   *Enclose a voided check from account where funds are to be deposited. PLEASE DO NOT ENCLOSE A DEPOSIT
                         |    SLIP.
_________________________|__________________________________________________________________________________________________________
                         |
[X] NOTICE OF         5. |  The taxable portion of the distribution you receive from your annuity contract is subject to federal
    WITHHOLDING          |  income tax withholding unless you elect not to have withholding apply. Withholding of state income tax
                         |  may also be required by your state of residence. You may elect not to have withholding apply by checking
(COMPLETE THIS SECTION   |  the appropriate box below. If you elect not to have withholding apply to your distribution or if you do
   FOR ALL REQUESTS.)    |  not have enough income tax withheld, you may be responsible for payment of estimated tax. You may incur
                         |  penalties under the estimated tax rules if your withholding and estimated tax are not sufficient. If no
                         |  election is made we are REQUIRED to withhold Federal Income Tax.
                         |
                         |  [_] I do NOT want income tax withheld from each distribution.
                         |  [_] I do want _______% or [_] 10% income tax withheld from each distribution.
_________________________|__________________________________________________________________________________________________________
                         |
[X] AFFIRMATION/      6. |  CERTIFICATION: Under penalties of perjury, I certify that (1) the number shown on this form is my
    SIGNATURE            |  correct taxpayer identification number and (2) that I am not subject to backup withholding under
                         |  Section 3406(a)(1)(C) of the Internal Revenue Code.
(COMPLETE THIS SECTION   |  The Internal Revenue Service does not require your consent to any provision of this document other than
  FOR ALL REQUESTS.)     |  the certifications required to avoid backup withholding.
                         |
                         |  ______________________________________________      ____________________________________________________
                         |  Owner                                     Date      Co-Owner (if applicable)                        Date
                         |
____________________________________________________________________________________________________________________________________
L 8897 Rev1202                                             Page 1 of 2
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       GENERAL INFORMATION FOR ANNUITY OWNERS WHO ARE AGE 70 1/2 OR OLDER

Federal Tax Law
Federal Law directs that a minimum amount of retirement benefits must be paid from your qualified plan of IRA policy(ies) each year beginning the year in which you reach age 70 1/2.
     o Those in their first distribution year (the year in which one reaches age 70 1/2) have until April 1st of the following year to take their first distribution payment.
     o If you choose to take your first payment by April 1st, you must also receive your second year distribution payment by the end of that same year.
     o All those who are not in their first distribution year must take an appropriate distribution annually, by December 31st of each year.

Calculating the Minimum Payment Required
The minimum amount of retirement benefits to be paid from your IRA annuity(ies) each year is determined by dividing the account balance at the end of the previous year by your life expectancy or the joint life expectancies for you and your beneficiary.
     o ANNUAL RECALCULATION. If annual recalculation is selected, a new life expectancy factor is determined each year. The new life expectancy factor is based on your age or your age and the age of your beneficiary during the year. (You may not wish to select annual recalculation because if a person whose life is being recalculated dies, the life expectancy for that person becomes zero. The result is that the annual distribution amount for subsequent years may be increased significantly.)
     o NO ANNUAL RECALCULATION. If no annual recalculation is selected, the life expectancy factor is based on your age or your age and the age of your beneficiary at the end of the first distribution year. For each subsequent year, American General Life will subtract one year from the life expectancy factor for Single Life and one year from each life expectancy factor for Joint Life. (The method used for calculation of the distribution amount will not change because of your death or the death of your beneficiary.)

If American General Life calculates the distribution...
     o   it will meet Federal requirements on a per contract basis.
     o If sufficient withdrawals have been taken in the current year to satisfy your requirements, another distribution will not be issued automatically by American General Life.
     o If withdrawals have been taken in the current year to partially cover the required distribution amount, under IRC (S)401(a)(9)a check for the remainder of the required distribution will be issued to you.

If you specify an amount...
     o It should not be assumed that the amount chosen will be adequate to cover your required distribution each year into the future. If you feel your specified amount may not meet Federal requirements during any year, please contact American General Life to compare your specified amount to the federally required amount calculated by us.
     o Check(s) will be sent to you based upon an annual frequency regardless of prior withdrawals in the same calendar year.
     o The specified amount that you select is not limited to the minimum distribution amount required. You may, of course, withdraw more than the minimum required distribution.

The following statements and regulations apply to both American General Life calculated and amounts specified by you...
     o   It discontinues the notification mailing process to you.
     o The frequency of payment will be annual. Select the month and date payments are to begin. Date must be between the 5th and the 24th day of the month. If the date selected falls on a non-business day, the monies will come out of your account on the next business day.
     o You must contact American General Life in writing, if your spouse has died and the following conditions exist:
         o You selected multiple life expectancy using your spouse as the beneficiary, and
         o You selected annual recalculation for your spouse
     o Failure to provide this information will result in an incorrect distribution amount.
     o You may cancel the systematic withdrawal process at any time by notifying the Home Office in writing.
     o   You may not request multiple distributions from one contract.

Determining the Amount of Payment when Joint Life (Multiple Life) Expectancies are used
If you select joint life expectancies and your beneficiary is not your spouse and the difference in your ages is 10 years or more (younger), the Minimum Distribution Incidental Benefit (MDIB) Tables, contained in IRS Proposed Regulations (S)1.401(a)(9)-2, will be used to calculate your distribution. The distribution required under the MDIB tables may exceed a normal minimum required distribution.

Tax Information
     Federal Income Tax. Unless you elect not to have Federal Income Tax withheld from your withdrawal or surrender, American General Life will withhold at a rate of 10%.
     State Income Tax. State Income Tax may be withheld from your disbursement. Certain states base your State Withholding Election on your Federal Withholding Election. Other States require that American General Life withhold state taxes regardless of of your Federal Election.

Charges
If applicable, charges as specified in your contract, may be taken on withdrawals made to meet your required minimum distribution(s).

L 8897 Rev1202                        Page 2 of 2